Exhibit 99.1

Delek US Holdings Reports Fourth Quarter and Full-Year 2009 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--March 11, 2010--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the fourth quarter and full-year 2009.

For the three months ended Dec. 31, 2009, Delek US reported a net loss from continuing operations of $21.1 million, or ($0.39) per basic share, versus net income from continuing operations of $1.4 million, or $0.03 per diluted share, in the fourth quarter 2008. Excluding special items, the Company reported an adjusted net loss from continuing operations of $27.0 million, or ($0.50) per basic share, in the fourth quarter 2009.

For the full-year 2009, the Company reported net income from continuing operations of $2.3 million, or $0.04 per diluted share, versus net income from continuing operations of $24.6 million, or $0.46 per diluted share, in 2008. Excluding special items, the Company reported an adjusted net loss from continuing operations of $22.4 million, or ($0.41) per basic share, in 2009. As previously reported, the Company’s Tyler refinery was offline between November 2008 and mid-May 2009 due to a fire at the facility.

In the Company’s refining segment, Gulf Coast refining economics remained severely depressed during the fourth quarter, as evidenced by a significant decline in the benchmark Gulf Coast 5-3-2 crack spread during the period. In the retail segment, positive same-store sales trends continued to signal broad-based stabilization in the Company’s core Southeastern U.S. markets.

As a result of the fire at the Tyler refinery in November 2008, the Company recorded income of $15.7 million related to claims under its property damage insurance policy during the fourth quarter 2009. Fourth quarter property damage expense was $0.1 million. The Company anticipates receiving additional insurance proceeds during 2010.

Uzi Yemin, President and Chief Executive Officer of Delek US, remarked: “During 2009, we continued to reinvest in our diversified downstream asset portfolio, while seeking to expand our asset footprint beyond our core markets. In the year ahead, we remain committed to capitalizing on strategic opportunities without compromising balance sheet discipline.”

Yemin continued: “Within our refining segment, we completed a series of regulatory, discretionary and maintenance-related capital projects during the past year designed to enhance the safety, reliability and efficiency of the Tyler refinery. With the bulk of these capital projects now behind us, we anticipate our total capital spending will decline significantly in 2010, compared to prior years.”

“Although our retail segment experienced weak demand for fuel and merchandise during the first half of 2009, business improved considerably during the second half of the year, as indicated by the strong same-store sales metrics reported in the third and fourth quarters of 2009,” continued Yemin.

Yemin concluded: “In recent months, we have renewed or extended maturities on more than $400 million in combined financing for our subsidiaries. In December 2009, our retail subsidiary extended a $108 million revolving credit facility by an additional year to April 2011. In February 2010, our refining subsidiary entered into a new, four-year, $300 million asset-backed revolving credit facility that includes a $300 million accordion feature, subject to lender commitments. Finally, at the corporate level, we extended maturities on $45 million of term loan debt from 2009 to 2011. By ensuring access to liquidity through these and other sources of credit, we believe Delek US is equipped with ample financial flexibility with which to manage and grow its core businesses.”

As of Dec. 31, 2009, Delek US had $68.4 million in cash and $317.1 million in debt, resulting in a net debt position of $248.7 million. Delek US intends to apply taxable losses generated in 2009 against taxes paid in prior years, resulting in a net operating loss carryback. Consequently, the Company anticipates it will receive a federal tax cash refund in excess of $35 million by the third quarter 2010.

Refining Segment

The refining segment operated for 92 days during the fourth quarter 2009, versus only 50 days during the fourth quarter 2008, due to the fire at the Tyler Refinery on November 20, 2008.

Refining contribution margin was $4.9 million in the fourth quarter 2009, versus $15.9 million in the fourth quarter 2008. Sustained weakness in refined product margins provided limited incentive to operate the Tyler refinery at normal rates during the fourth quarter, leading to lower production levels in the period.

Capacity utilization at the Tyler refinery was 76.6 percent in the fourth quarter 2009, compared to 88.9 percent in the fourth quarter 2008. Tyler produced an average of 50,189 barrels per day in the fourth quarter 2009, versus an average of 60,552 barrels per day in the fourth quarter 2008.

Direct operating expense per barrel sold was $5.73 per barrel in the fourth quarter 2009, versus $6.56 per barrel in the fourth quarter 2008. Lower natural gas expense was a key factor in the year over year decline in variable operating expense per barrel sold.

Refining margin, adding back inter-company product marketing fees of $0.54 per barrel, was $3.91 per barrel sold in the fourth quarter 2009, compared to $12.07 per barrel sold for the same quarter last year.

Retail Segment

Retail segment contribution margin declined to $0.3 million in the fourth quarter 2009, compared to $9.4 million in the fourth quarter 2008. Retail contribution margin in the fourth quarter 2009 and the fourth quarter 2008 included goodwill impairment charges of $7.0 million and $11.2 million, respectively. Strong same-store sales of fuel (gallons) and merchandise were offset by a lower retail fuel margin in the fourth quarter 2009, when compared to the prior year period.

Same-store sales of fuel (gallons) and merchandise increased during the fourth quarter, continuing a trend of positive same-store comparisons which began in the third quarter 2009. The improvement in fourth quarter same-store comparisons were favorably impacted by strong contributions from the Company’s “reimaged” MAPCO store locations.

Same-store sales of fuel (gallons) improved by 4.2 percent in the fourth quarter 2009, compared to a same store sales decline of 5.8 percent in the fourth quarter 2008. The retail segment sold a total of 108.7 million retail gallons during the three months ended Dec. 31, 2009, versus 106.3 million gallons in the prior year period.

The Company’s retail fuel margin was 12.9 cents per gallon in the fourth quarter 2009, compared to 25.5 cents per gallon in the prior year period. The retail fuel margin reported during the third and fourth quarters of 2008 was favorably impacted by weather-related supply disruptions.

Same-store merchandise sales increased 5.0 percent in the fourth quarter 2009, compared to a same-store sales decline of 8.1 percent in the fourth quarter 2008. Total merchandise sales in the retail segment totaled $93.0 million in the three months ended Dec. 31, 2009, versus $90.4 million in the prior year period. Increased revenue in the cigarette and candy categories were partially offset by weakness in the fountain, beer and dairy categories. Fourth quarter 2009 merchandise margin was 30.2 percent, versus 30.0 percent in the fourth quarter 2008.

The Company has restored nine of the 36 Virginia store locations to normal operations that were classified as discontinued operations during the fourth quarter 2008. Consequently, the results from these nine Virginia stores are reported in normal operations and the assets and liabilities associated with remaining stores are reflected in the appropriate balance sheet classifications for all periods. The above retail segment information for 2008 and 2009 reflects data from continuing operations.

Marketing Segment

Marketing segment contribution margin was $7.1 million in the fourth quarter 2009, compared to $3.7 million in the fourth quarter 2008. Fourth quarter 2009 marketing segment contribution margin was favorably impacted from the year-ago period due to fees earned from the segment’s crude logistics operations. The marketing segment’s crude logistics operations include certain pipeline and storage assets acquired via an intra-company sale of assets from the Company’s refining segment in March 2009. The marketing segment reported sales volumes of 14,048 barrels per day in the fourth quarter 2009, versus sales of 14,297 barrels per day in the prior year period.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company’s operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure, for the three and twelve months ended Dec. 31, 2009.

	For the Three Months Ended December 31, 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	$(31.0)	$(21.1)	$(0.39)
Discontinued Operations	-	-	-
Total	(31.0)	(21.1)	(0.39)

Adjustments:
Loss:
Goodwill Impairment (Retail Segment)	7.0	4.3	0.08
Income:
LIFO Gain (Refining Segment)	(1.9)	(1.1)	(0.02)
Property Damage Gain (Refining Segment)	(15.6)	(9.1)	(0.17)
Total	(10.5)	(5.9)	(0.11)

Adjusted from Continuing Operations	(41.5)	(27.0)	(0.50)
Discontinued Operations	-	-	-
Adjusted Total	$(41.5)	$(27.0)	$(0.50)

The following three items are excluded in the calculation of adjusted net income from continuing operations for the three months ended Dec. 31, 2009:

  $7.0 million pre-tax loss on a goodwill impairment
  $1.9 million pre-tax gain associated with the increase in value of our inventory to market prices as of Dec. 31, 2009 (LIFO gain)
  $15.6 million pre-tax gain on property damage proceeds, net of expense

	For the Twelve Months Ended December 31, 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	$5.4	$2.3	$0.04
Discontinued Operations	(2.7)	(1.6)	(0.03)
Total	2.7	0.7	0.01

Adjustments:
Loss:
Conversion of Auction Rate Security (Other)	2.0	1.1	0.02
Goodwill Impairment (Retail Segment)	7.0	4.3	0.08
Income:
LIFO Gain (Refining Segment)	(10.9)	(6.5)	(0.12)
Property Damage Gain (Refining Segment)	(40.3)	(23.6)	(0.43)
Total	(42.2)	(24.7)	(0.45)

Adjusted from Continuing Operations	(36.8)	(22.4)	(0.41)
Discontinued Operations	(2.7)	(1.6)	(0.03)
Adjusted Total	$(39.5)	$(24.0)	$(0.44)

The following four items are excluded in the calculation of adjusted net income from continuing operations for the twelve months ended Dec. 31, 2009:

  $2.0 million pre-tax loss on the sale of an investment
  $7.0 million pre-tax loss on a goodwill impairment
  $10.9 million pre-tax gain associated with the increase in value of our inventory to market prices as of Dec. 31, 2009 (LIFO gain)
  $40.3 million pre-tax gain on property damage proceeds, net of expense

Fourth Quarter and Full-Year 2009 | Conference Call Information

The Company will hold a conference call to discuss its fourth quarter and full-year 2009 results today at 10:00 a.m. CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through March 25, 2010 by dialing (800) 642-1687, passcode 55630539. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: the timing of our receipt of insurance proceeds; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$68.4	$15.3
Accounts receivable	76.7	45.4
Inventory	116.4	81.2
Assets held for sale	-	13.3
Other current assets	50.1	38.8
Total current assets	311.6	194.0

Property, plant and equipment:
Property, plant and equipment	865.5	716.6
Less: accumulated depreciation	(173.5)	(130.0)
Property, plant and equipment, net	692.0	586.6

Goodwill	71.9	78.9
Other intangibles, net	9.0	10.3
Minority investment	131.6	131.6
Other non-current assets	6.9	15.8
Total assets	$1,223.0	$1,017.2

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$192.5	$68.0
Current portion of long-term debt and capital lease obligations	17.7	68.9
Note payable	-	15.0
Note payable to related party	65.0	-
Accrued expenses and other current liabilities	47.0	34.3
Total current liabilities	322.2	186.2

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	234.4	202.1
Environmental liabilities, net of current portion	5.3	5.2
Asset retirement obligations	7.0	6.6
Deferred tax liabilities	110.5	71.1
Other non-current liabilities	12.6	12.2
Total non-current liabilities	369.8	297.2

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 53,700,570 and 53,682,070 shares issued and outstanding at December 31, 2009 and 2008, respectively	0.5	0.5
Additional paid-in capital	281.8	277.8
Accumulated other comprehensive loss	-	(0.6)
Retained earnings	248.7	256.1
Total shareholders' equity	531.0	533.8
Total liabilities and shareholders' equity	$1,223.0	$1,017.2

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008

Net Sales	$849.5	$678.8	$2,666.7	$4,723.7
Operating costs and expenses:
Cost of goods sold	786.4	572.7	2,394.1	4,308.1
Operating expenses	59.2	55.7	219.0	240.8
Insurance proceeds - business interruption	-	-	(64.1)	-
Property damage proceeds, net	(15.6)	-	(40.3)	-
Impairment of goodwill	7.0	11.2	7.0	11.2
General and administrative expenses	18.4	14.9	64.3	57.0
Depreciation and amortization	15.8	12.9	52.4	41.3
Loss (gain) on Sale of Assets	1.0	0.1	2.9	(6.8)
Total operating costs and expenses	872.2	667.5	2,635.3	4,651.6
Operating income	(22.7)	11.3	31.4	72.1
Interest expense	8.3	5.5	25.5	23.7
Interest income	-	(0.1)	(0.1)	(2.1)
Loss from minority investment	-	-	-	7.9
Gain on debt extinguishment	-	(1.6)	-	(1.6)
Other expenses, net	-	0.2	0.6	1.0
Total non-operating costs and expenses	8.3	4.0	26.0	28.9
(Loss) income from continuing operations before income tax (benefit) expense	(31.0)	7.3	5.4	43.2
Income tax (benefit) expense	(9.9)	5.9	3.1	18.6
(Loss) income from continuing operations	(21.1)	1.4	2.3	24.6
Income (loss) from discontinued operations, net of tax	-	0.7	(1.6)	1.9
Net (loss) income	$(21.1)	$2.1	$0.7	$26.5

Basic earnings per share
(Loss) income from continuing operations	$(0.39)	$0.03	$0.04	$0.47
Income (loss) from discontinued operations	-	0.01	(0.03)	0.03
Total basic earnings per share	$(0.39)	$0.04	$0.01	$0.50

Diluted earnings per share
(Loss) income from continuing operations	$(0.39)	$0.03	$0.04	$0.46
Income (loss) from discontinued operations	-	0.01	(0.03)	0.03
Total diluted earnings per share	$(0.39)	$0.04	$0.01	$0.49

Weighted average common shares outstanding:
Basic	53,700,570	53,680,668	53,693,258	53,675,145
Diluted	53,700,570	54,277,392	54,484,969	54,401,747

Dividends declared and paid per common share outstanding	$0.04	$0.04	$0.15	$0.15

Adjusted earnings per share from continuing operations	$(0.50)	$0.35	$(0.41)	$0.78
Earnings per share from discontinued operations	-	0.01	(0.03)	0.03
Adjusted earnings per share	$(0.50)	$0.36	$(0.44)	$0.81

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Twelve Months Ended December 31,
	2009	2008
Cash Flow Data
Cash flows provided by operating activities:	$137.8	$28.6
Cash flows used in investing activities:	(102.9)	(39.4)
Cash flows provided by (used in) financing activities:	18.2	(78.9)
Net increase (decrease) in cash and cash equivalents	$53.1	$(89.7)

Delek US Holdings, Inc.
Segment Data
(In millions)

	As of and For the Three Months Ended December 31, 2009
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$359.5	$379.9	$109.9	$0.2	$849.5
Intercompany marketing fees and sales	(0.3)	-	4.6	(4.3)	-
Operating costs and expenses:
Cost of goods sold	344.0	337.4	107.1	(2.1)	786.4
Operating expenses	25.9	35.2	0.3	(2.2)	59.2
Impairment of goodwill	-	7.0	-	-	7.0
Property damage proceeds, net	(15.6)	-	-	-	(15.6)
Segment contribution margin	$4.9	$0.3	$7.1	$0.2	12.5
General and administrative expense					18.4
Depreciation and amortization					15.8
Loss on sale of assets					1.0
Operating income					$(22.7)

Total assets	$573.8	$430.0	$62.3	$156.9	$1,223.0

Capital spending (excluding business combinations)	$11.7	$3.7	$0.5	$0.1	$16.0

	As of and For the Three Months Ended December 31, 2008
	Refining	Retail (1)	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$237.2	$343.6	$97.8	$0.2	$678.8
Intercompany marketing fees and sales	(2.0)	-	2.0	-	-
Operating costs and expenses:
Cost of goods sold	197.9	288.6	95.9	(9.7)	572.7
Operating expenses	21.4	34.4	0.2	(0.3)	55.7
Impairment of goodwill	-	11.2	-	-	11.2
Segment contribution margin	$15.9	$9.4	$3.7	$10.2	39.2
General and administrative expense					14.9
Depreciation and amortization					12.9
Gain on sale of assets					0.1
Operating income					$11.3

Total assets	$348.4	$464.8	$55.3	$148.7	$1,017.2

Capital spending (excluding business combinations)	$9.1	$2.0	$-	$-	$11.1

	For the Twelve Months Ended December 31, 2009
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$887.7	$1,421.5	$356.8	$0.7	$2,666.7
Intercompany marketing fees and sales	(5.6)	-	17.6	(12.0)	-
Operating costs and expenses:
Cost of goods sold	809.6	1,240.8	349.5	(5.8)	2,394.1
Operating expenses	85.9	138.5	1.2	(6.6)	219.0
Impairment of goodwill	-	7.0	-	-	7.0
Insurance proceeds - business interruption	(64.1)	-	-	-	(64.1)
Property damage proceeds, net	(40.3)				(40.3)
Segment contribution margin	$91.0	$35.2	$23.7	$1.1	151.0
General and administrative expense					64.3
Depreciation and amortization					52.4
Loss on sale of assets					2.9
Operating income					$31.4

Capital spending (excluding business combinations)	$155.1	$14.3	$0.5	$0.1	$170.0

	For the Twelve Months Ended December 31, 2008
	Refining	Retail (1)	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$2,105.6	$1,885.7	$731.7	$0.7	$4,723.7
Intercompany marketing fees and sales	(13.8)	-	13.8	-	-
Operating costs and expenses:
Cost of goods sold	1,921.3	1,673.4	721.2	(7.8)	4,308.1
Operating expenses	96.9	142.9	1.0	-	240.8
Impairment of goodwill	-	11.2	-	-	11.2
Segment contribution margin	$73.6	$58.2	$23.3	$8.5	163.6
General and administrative expense					57.0
Depreciation and amortization					41.3
Gain on sale of assets					(6.8)
Operating income					$72.1

Capital spending (excluding business combinations)	$82.9	$18.6	$0.9	$-	$102.4

(1) Retail operating results for the three and twelve months ended 2008 have been restated to reflect the reclassification of nine Virginia stores to back to normal operations.

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Days operated in period(3)	92	50	228	324
Total sales volume (average barrels per day) (3)	49,276	65,240	51,823	56,609
Products manufactured (average barrels per day) (3):
Gasoline	28,788	33,786	28,707	30,346
Diesel/jet	17,784	22,524	19,206	20,857
Petrochemicals, LPG, NGLs	1,173	1,866	2,064	1,963
Other	2,444	2,376	2,350	2,607
Total production	50,189	60,552	52,327	55,773
Refinery throughput (average barrels per day): (3)
Crude oil	45,977	53,334	49,304	51,683
Other feedstocks	4,760	8,398	4,498	5,239
Total refinery throughput	50,737	61,732	53,802	56,922
Per barrel of sales:
Refining operating margin	$3.37	$11.44	$6.14	$9.29
Refining operating margin excluding intercompany marketing fees	3.91	12.07	7.07	10.05
Direct cash operating expenses	5.73	6.56	7.28	5.28
Pricing statistics (average for the period presented)(3)
WTI — Cushing crude oil (per barrel)	$75.98	$70.58	$71.22	$106.95
U.S. Gulf Coast 5-3-2 crack spread (per barrel)(2)	4.50	4.21	5.97	11.13
U.S. Gulf Coast unleaded gasoline (per gallon)	1.90	1.59	1.87	2.69
Ultra low sulfur diesel (per gallon)	1.96	2.16	1.85	3.11
Natural gas (per MMBTU)	4.26	6.68	3.71	9.22

Marketing Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Days operated in period	92	92	365	366
Products sold (average barrels per day):
Gasoline	6,564	6,608	6,777	7,980
Diesel/jet	7,446	7,647	6,552	8,517
Other	38	42	49	60
Total sales	14,048	14,297	13,378	16,557
Direct operating expenses (per barrel of sales)	$0.25	$0.14	$0.25	$0.17

Retail Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008 (1)	2009	2008 (1)
Number of stores (end of period)	442	467	442	467
Average number of stores	450	467	459	467
Retail fuel sales (thousands of gallons)	108,699	106,335	434,159	435,665
Average retail gallons per average number of stores (in thousands)	242	228	946	933
Retail fuel margin ($ per gallon)	$0.129	$0.255	$0.136	$0.198
Merchandise sales (in millions)	$93.0	$90.4	$385.6	$387.4
Merchandise margin %	30.2%	30.0%	30.9%	31.7%
Credit expense (% of gross margin)	9.9%	6.7%	8.6%	9.0%
Merchandise and cash over/short (% of net sales)	0.2%	0.4%	0.2%	0.2%
Operating expenses/merchandise sales plus total gallons	16.8%	16.9%	16.3%	16.7%

(1) Retail operating results for the three and twelve months ended 2008 have been restated to reflect the reclassification of nine Virginia stores to back to normal operations.

(2) 5-3-2 Gulf Coast crack spread for the full twelve months ended December 31, 2009 was $6.94 per barrel

(3) Results include nominal throughputs and production for the period of gradual restart of the refinery from May 1, 2009 through May 17, 2009. The refinery resumed full operations on May 18, 2009. Sales volumes also include minimal sales of intermediate products made prior to the start of the refinery.

CONTACT:
Delek US Holdings, Inc.
U.S. Investor / Media Relations Contact:
Noel Ryan III, 615-435-1356
Director, Investor Relations/Communications
or
Israel Media Relations Contact:
Itay Gormez, 011-972-52-6636801